Exhibit 23.3

RP® FINANCIAL, LC.

Financial Services Industry Consultants

March 16, 2006

Board of Trustees

Chicopee Savings Bank

70 Center Street

Chicopee, Massachusetts 01014

Members of the Board of Trustees:

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-1 for Chicopee Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal in such filings including the prospectus of Chicopee Bancorp, Inc.

Sincerely,
RP® FINANCIAL, LC.

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